UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2011
Date of report (Date of earliest event reported)

Arête Industries, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Colorado	33-16820-D	84-1508638
(State of Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification)

P. O. Box 141, Westminster, CO 80036
 (Address of principal executive offices, including zip code)

(303) 427-8688
 (Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 2, 2011 the Company repaid $500,000 of outstanding promissory notes held by Donald W. Prosser, Chief Executive Officer; Charles B. Davis, Chief Operating Officer; and William Stewart, Corporate Secretary to convert $500,000 of debt, owed to them, in exchange for 62,500 shares of common shares or $8.00 per share. These shares will be restricted stock and subject to a one year lock-up period. The $8.00 conversion price is 1.127% premium to the Friday April 29, 2011 close price.

The Company issued the shares of common stock to Donald W. Prosser, Charles B. Davis, and William Stewart with reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Section 8.01 Other Events

On May 2, 2011, Arete Industries, Inc., a Colorado corporation issued a press release announcing the conversion of debt by executive officers. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

Section 9.01  Financial Statements and Exhibits

Exhibits.

Exhibit 99.1                      Press Release dated May 2, 2011.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARETE INDUSTRIES, INC.

Date: May 2, 2011	By:	/s/ Donald W Prosser
	Name:	Donald W Prosser
	Title:	Chairman of the Board